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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported) May 1, 2007

                              Amscan Holdings, Inc.

             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)



                  000-21827                             13-3911462
          (Commission File Number)          (IRS Employer Identification No.)

       80 Grasslands Road Elmsford, NY                 10523
  (Address of principal executive offices)           (Zip Code)


                                 (914) 345-2020

              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):


[    ] Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)


[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)


[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))


[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01 Regulation FD Disclosure


The following information is made available to comply with the requirements of Regulation FD:

Amscan Holdings Inc. (the "Company") has received commitments from Credit Suisse, Bank of America Securities and Lehman Brothers to refinance its senior debt facilities that should enable the Company to lower its overall cost of debt and improve its financial flexibility. The refinancing is expected to consist of a five-year $150.0 million asset-based revolving credit facility (the "ABL facility") and a six-year $425.0 million term loan. The Company's leverage at closing should remain largely unchanged as the net proceeds are planned to be used to repay existing senior debt and related prepayment fees. The commitments provide that: the ABL facility will be secured by a first priority lien on accounts receivable and inventories, with a second priority lien on all other assets of the Company; the term loan will be secured by a first priority lien on all of the Company's assets, except for accounts receivable and inventories, and a second priority lien on accounts receivable and inventories; the term loan will amortize at 1% per year with a balloon payment at maturity; both facilities will be guaranteed by the Company's domestic subsidiaries; and both will be subject to customary prepayment provisions and negative covenants and will include only incurrence-based financial covenants. The Company expects the refinancing to close during May 2007. We cannot assure you that we will enter into these facilities at all or on the terms described.


The preliminary financial information for the quarter ended March 31, 2007 which is presented below may be disclosed in connection with the Company's refinancing activities prior to the filing of its Form 10-Q. The Company expects to file its Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission on May 15, 2007. The finalization of the results of operations for the quarter may result in adjustments to the preliminary information.

For the quarter ended March 31, 2007, revenues totaled $248.4 million, consisting of net sales, at wholesale, of $108.1 million, retail sales of $135.4 million and franchise related revenues of $4.9 million. For the quarter ended March 31, 2006, revenues totaled $208.3 million, consisting of net sales, at wholesale, of $107.3 million, retail sales of $96.9 million and franchise related revenues of $4.1 million. For the quarters ended March 31, 2007 and 2006, net sales at wholesale exclude sales to company-owned retail stores of $31.9 million and $15.9 million, respectively. Net retail sales for company-owned stores for the first quarter of 2007 include $35.4 million of retail sales and $0.4 million of royalty and franchise fees from Party America, which was acquired September 29, 2006. Net retail sales for the first quarter of 2007 were 39.7% and 1.8% higher than the actual and pro forma net retail sales for the first quarter of 2006, respectively. Pro forma net retail sales assume Party America had been acquired January 1, 2006. Same-store net retail sales growth for Party City and Party America company-owned stores during the first quarter of 2007 was 6.9% and 5.3%, respectively.

For the quarter ended March 31, 2007, gross profit margin on net sales at wholesale (before the elimination of inter-company sales and margin), was 29.5% or 70 basis points higher than in the first quarter of 2006. Retail gross profit margin for the first quarter 2007 of 28.7% was 300 basis points higher than the gross profit margin, on a pro forma basis, for the first quarter of 2006.

Net loss for the quarter ended March 31, 2007 was $4.4 million. Net loss and pro forma net loss for the quarter ended March 31, 2006 were $7.2 million and $10.8 million, respectively.


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Adjusted earnings before interest expense, income taxes and depreciation and amortization expense ("Adjusted EBITDA"), calculated based on the methodology included in the Company's current credit facility, was $18.8 million for the first quarter of 2007, as compared to pro forma Adjusted EBITDA of $16.3 million for the first quarter of 2006.

Amscan Holdings, Inc. designs, manufactures, contracts for manufacture and distributes party goods, including paper and plastic tableware, metallic balloons, accessories, novelties, gifts and stationery. With the completion of its acquisitions of Party City and Party America, the Company became the operator of specialty retail party supply stores in the United States and the franchisor of both individual store and franchise areas throughout the United States and Puerto Rico.

DISCLOSURE REGARDING EBITDA

The Company considers Adjusted EBITDA to be a key indicator of operating performance as it and similar measures are instrumental in the determination of compliance with certain financial covenants in the Company's senior secured credit facility. The Company also believes that EBITDA is useful to investors in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not defined terms under generally accepted accounting principles ("GAAP") and should not be considered alternatives to operating income or net income as a measure of operating results or cash flows as a measure of liquidity. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA have important limitations as analytical tools and investors should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. For example, EBITDA: (i) does not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) does not reflect changes in, or cash requirements for, working capital needs; (iii) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt; (iv) excludes tax payments that represent a reduction in available cash; and (v) does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future. Despite these limitations, the Company believes that EBITDA is useful, however, since it provides investors with additional information not available in a GAAP presentation. To compensate for these limitations, however, the Company relies primarily on our GAAP results and uses Adjusted EBITDA only supplementally.

A reconciliation of net loss to Adjusted EBITDA follows:

                                              For the Quarter  For the Quarter
                                              Ended March 31,  Ended March 31,
                                                   2007            2006
                                            --------------------------------
Net loss                                           $ (4,402)     $ (10,777)
     Interest expense, net                           14,075         13,870
     Income taxes                                    (2,706)        (4,659)
     Depreciation and amortization                    9,940          9,432
                                            --------------------------------
EBITDA                                               16,907          7,866

    Inter-company gross profit elimination                           4,506
        Acquisition related charges                     590          2,899
        Non-cash charges                                853            813
        Management fees                                 312            312
        Other                                           181           (136)
                                            --------------------------------

     Bank Adjustments (1)                             1,936          8,394

                                            --------------------------------
Adjusted EBITDA                                    $ 18,843       $ 16,260
                                            ================================

(1) Based on the methodology included in the Company's current credit facility


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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This document may include forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the refinancing. Although management believes that the expectations reflected in any such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that these expectations will be achieved. Any unanticipated changes in our business may impact our ability to achieve the results implied by the forward-looking statements. For a discussion of other factors that may affect the accuracy of any forward-looking statements contained herein, reference is made to the disclosure concerning forward-looking statements in the Company's quarterly reports on Form 10-Q and its annual reports on Form 10-K. New factors may emerge or changes may occur that impact the accuracy of any forward-looking statement made herein. Any such forward-looking statements herein are expressly qualified by all of the foregoing.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AMSCAN HOLDINGS, INC.
Date: May 1, 2007                           By: /S/  Michael A. Correale
                                               -------------------------------
                                                Michael A. Correale
                                                Chief Financial Officer


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